SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

BUCKEYE PARTNERS, L.P.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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(5) Total fee paid:

☐ Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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BUCKEYE PARTNERS, L.P.

Five TEK Park

9999 Hamilton Blvd.

Breinigsville, Pennsylvania 18031

IMPORTANT REMINDER TO VOTE YOUR UNITS

January 8, 2009

Dear Buckeye Partners, L.P. Unitholders:

Our records indicate your vote has not yet been received for the consent solicitation of Buckeye Partners, L.P., which is scheduled to expire on Friday, January 30, 2009. Please take a moment now to ensure that your limited partnership units are represented in this important consent solicitation.

The Board of Directors of Buckeye’s general partner has approved the terms of the 2009 Long-Term Incentive Plan of Buckeye Partners, L.P., and recommends that you vote in favor of the proposed Plan.

*YOUR VOTE IS IMPORTANT*

*PLEASE VOTE BY TELEPHONE OR INTERNET TODAY*

In order to ensure that you have every opportunity to vote your limited partnership units, no matter how few or how many units you may own, we have enclosed an additional consent card with this reminder. In addition, we have also enclosed a brief question and answer section that summarizes the key points set forth in the Consent Solicitation Statement previously sent to you. Voting promptly will reduce our solicitation costs and will help to ensure the implementation of this important plan.

The Board of Directors of Buckeye’s general partner has unanimously determined that the 2009 Long-Term Incentive Plan is in the best interests of Buckeye and its unitholders and recommends that you vote “For” the proposal. Because the affirmative vote of unitholders representing a majority of the limited partnership units outstanding is required to approve this proposal, not voting on the proposal is equivalent to voting against the proposal.

Please vote by Telephone or Internet Today! Remember — every unit and every vote counts! You may also sign, date and mail your proxy card in the envelope provided. If you have any questions or need a copy of the Consent Solicitation Statement, please call Georgeson Inc. toll-free at 888-264-7054. Banks and brokers can call 212-440-9800. Alternatively, unitholders can call Stephen R. Milbourne, the Partnership’s Manager of Investor Relations, at 610-904-4000.

Thank you in advance for voting promptly.

Sincerely,

Forrest E. Wylie
Chief Executive Officer
Buckeye GP LLC, as General Partner

BUCKEYE PARTNERS, L.P.

Five TEK Park

9999 Hamilton Blvd.

Breinigsville, Pennsylvania 18031

CONSENT SOLICITATION QUESTIONS AND ANSWERS

The following is qualified in its entirety by the more detailed information contained in the Consent Solicitation Statement filed by Buckeye Partners, L.P. (the “Partnership”) with the Securities and Exchange Commission on December 8, 2008 and mailed to you shortly thereafter. Unitholders are urged to read carefully the Consent Solicitation Statement in its entirety. If you have any questions or need a copy of the Consent Solicitation Statement, please call Georgeson Inc. toll-free at 888-264-7054. Banks and brokers can call 212-440-9800. Alternatively, Unitholders can call Stephen R. Milbourne, the Partnership’s Manager of Investor Relations, at 610-904-4000.

Q:	What am I being asked to approve?

A:

We are asking our unitholders to approve the 2009 Long-Term Incentive Plan (the “Incentive Plan”) of the Partnership (the “Incentive Plan Proposal”).  The Incentive Plan will replace our existing Unit Option and Distribution Equivalent Plan, and will allocate 1,500,000 of our limited partnership units and related rights for awards to certain employees and independent directors of the Partnership, Buckeye GP Holdings L.P. and their affiliates.  A copy of the Incentive Plan is attached to the Consent Solicitation Statement as Appendix A.

Q:	What is the purpose of the Incentive Plan?

A:

The purpose of the Incentive Plan is to assist the Partnership and its affiliates to attract and retain independent directors, officers and other key employees of outstanding competence and to enable those individuals to acquire or increase their ownership interest in the Partnership in order to encourage them to promote the growth and profitability of the Partnership. The Incentive Plan is designed to align directly the financial interests of the participants with the financial interests of the unitholders.  Management believes that the Incentive Plan is critical to the Partnership’s ability to retain and attract key employees to ensure the future success of the Partnership.

Q:	Why do you need to replace your existing Unit Option and Distribution Equivalent Plan?

A:

Because of changes in the tax laws, continuation of the Unit Option and Distribution Equivalent Plan is not advisable. As a result, the Incentive Plan is being proposed as a replacement for the Unit Option and Distribution Equivalent Plan. Thus, the Incentive Plan would not be an additional plan, but a substitute plan, and would become the only equity incentive plan available to officers and other key employees of the Partnership. No new grants will be made pursuant to the existing Unit Option and Distribution Equivalent Plan following approval of the Incentive Plan.

Q:	Who is seeking my consent?

A:

Buckeye GP LLC, the general partner of the Partnership, sent you a Consent Solicitation Statement on or about December 10, 2008, in connection with its solicitation of consents to approve the Incentive Plan.  Officers of Buckeye GP LLC may solicit consents by phone.  Georgeson Inc. (a consent solicitor) may also solicit consents on our behalf by phone.

Q:	Who is entitled to vote regarding the approval of the Incentive Plan Proposal?

A:

All unitholders who owned our limited partnership units at the close of business on the record date, November 26, 2008, are entitled to vote the limited partnership units that they held on the record date.

Q:	How do I give my consent?

A:

You may consent by completing, signing, dating and returning the enclosed consent card by mail, or you may consent by telephone or electronically through the Internet, as further described on the consent card.

Q:	What is the recommendation of the Board of Directors of the Partnership’s general partner (the “Board”)?

A:

The Compensation Committee of the Board unanimously approved the Incentive Plan Proposal and recommended that the Board approve the Incentive Plan Proposal. The Board has unanimously approved the Incentive Plan Proposal and recommends that you vote FOR the Incentive Plan Proposal.

Q:	What vote is required to approve the proposal?

A:

Approval of the Incentive Plan requires the affirmative consents of unitholders holding a majority of the limited partnership units outstanding.  Failure to consent will have the same effect as a vote against the Incentive Plan Proposal.

Q:	What is the expiration date of the consent solicitation?

A:	The consent solicitation will expire at 11:59 p.m., eastern standard time, on January 30, 2009. The consent solicitation may be extended by the Partnership’s general partner.

Q:	Who can I contact for further information?

A:

If you have any questions about the Consent Solicitation Statement or the Incentive Plan Proposal, please call Georgeson Inc. toll-free at 888-264-7054. Banks and brokers can call 212-440-9800. Alternatively, unitholders can call Stephen R. Milbourne, the Partnership’s Manager of Investor Relations, at 610-904-4000.

FORM OF CONSENT

BUCKEYE PARTNERS, L.P. FIVE TEK PARK 9999 HAMILTON BLVD. BREINIGSVILLE, PA 18031

There are three ways to vote your Consent:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 30, 2009. Have this card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future consent solicitation statements, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 30, 2009. Have this card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date this consent card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your consent must be received by 11:59 P.M. Eastern Time on January 30, 2009.

If you vote over the Internet or by telephone, you do NOT need to return this consent card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

BKEYE1	KEEP THIS PORTION FOR YOUR RECORDS
THIS CONSENT CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BUCKEYE PARTNERS, L.P.

THE GENERAL PARTNER RECOMMENDS A VOTE FOR THE PROPOSAL.

Vote on Proposal		For	Against	Abstain

1.      Proposal: To approve the terms of the 2009 Long-Term Incentive Plan of Buckeye Partners, L.P. as described in the Consent Solicitation Statement. A copy of the 2009 Long-Term Incentive Plan of Buckeye Partners, L.P. is included in the accompanying Consent Solicitation Statement as Appendix A.

		☐	☐	☐

If no box is marked above, but this Consent is otherwise properly completed and signed, the limited partnership units will be voted “FOR” the Proposal.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

FOLD AND DETACH HERE

BKEYE2

BUCKEYE PARTNERS, L.P.
Five TEK Park
9999 Hamilton Blvd.
Breinigsville, Pennsylvania 18031

CONSENT AND VOTE FOR ADOPTION
OF THE 2009 LONG-TERM INCENTIVE PLAN OF BUCKEYE PARTNERS, L.P.

The undersigned Unitholder of Buckeye Partners, L.P., a Delaware limited partnership, hereby revokes all prior consents given with respect to the matters covered hereunder, and acknowledges receipt of the Consent Solicitation Statement dated December 8, 2008.

THE LIMITED PARTNERSHIP UNITS REPRESENTED BY THIS SIGNED CONSENT WILL BE TREATED AS HAVING CAST A VOTE IN ACCORDANCE WITH THE BOX YOU MARK ON THE REVERSE SIDE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS CONSENT USING THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.